UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2017

ASSOCIATED CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-37387	47-3965991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY		10580
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (203) 629-9595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 8, 2017, Associated Capital Group, Inc. (“AC” or the “Company”), with the approval of its Board of Directors, accelerated the vesting of all 420,240 outstanding restricted stock awards ("RSAs") effective July 17, 2017.  AC will incur non-cash charges of aproximately $1.2 million and $0.3 million or $0.05 and $0.01 per diluted share (after management fee and tax benefit) in the second quarter ending June 30, 2017 and third quarter ending September 30, 2017, respectively, as a result of the acceleration.  The Board also intends to grant additional RSAs to teammates in the second half of 2017. The 2017 grants will be the Company’s first since its spinoff.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Capital Group, Inc.

By: /s/ Patrick Dennis

Patrick Dennis
Executive Vice-President and Chief Financial Officer

Date:May 9, 2017